UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)   Previous Independent Registered Public Accounting Firm.

On May 8, 2008, LookSmart, Ltd. (the "Company") dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm effective on the completion of PricewaterhouseCoopers LLP's services relating to the Company's unaudited financial statements for the quarterly period ended March 31, 2008 and upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 in which those financial statements will first appear, which services were completed and filing was made on May 12, 2008. The Company's Audit Committee participated in and approved the decision to change the Company's independent registered public accounting firm.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through May 12, 2008, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.

During the two most recent fiscal years and through May 12, 2008, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 12, 2008, is filed as Exhibit 16.1 hereto.

(b)   New Independent Registered Public Accounting Firm.

On May 8, 2008, the Company appointed the accounting firm of Moss Adams LLP as the independent registered public accounting firm for the Company, to be effective upon the completion of PricewaterhouseCoopers LLP's services relating to the Company's unaudited financial statements for the quarterly period ended March 31, 2008 and upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, in which those financial statements will first appear, which services were completed and filing was made on May 12, 2008. During the last two fiscal years and through May 12, 2008, the Company has not consulted with Moss Adams LLP regarding (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion Moss Adams LLP might render on the Company's financial statements or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure

In a May 5, 2008 call to discuss its financial results for the first quarter of 2008, LookSmart, Ltd. (the "Company") stated that in the future it expects its operating expenses as a percentage of revenue to increase. The Company wishes to clarify that while in the future it expects the amount of operating expenses in absolute dollar terms to increase, it does not expect that its operating expenses as a percentage of revenue will increase.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits:

16.1 PricewaterhouseCoopers LLP letter dated May 12, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: May 12, 2008	By:	/s/ R. Brian Gibson
R. Brian Gibson
Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	PricewaterhouseCoopers LLP letter dated May 12, 2008